Exhibit 1.1

EXECUTION COPY

National MENTOR, Inc.

$150,000,000

9-5/8% Senior Subordinated Notes due 2012

Purchase Agreement

dated October 27, 2004

Banc of America Securities LLC
J.P. Morgan Securities Inc.
UBS Securities LLC
CIBC World Markets Corp.

PURCHASE AGREEMENT

October 27, 2004

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
UBS SECURITIES LLC
CIBC WORLD MARKETS CORP.
      As Initial Purchasers
c/o Banc of America Securities LLC
The Hearst Building
214 North Tryon Street, 17th Floor
Charlotte, NC  28255

Ladies and Gentlemen:

Introductory.  National MENTOR, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to Banc of America Securities LLC, J.P. Morgan Securities Inc., UBS Securities LLC, and CIBC World Markets Corp. (the “Initial Purchasers”), acting severally and not jointly, the respective amounts set forth in Schedule A attached hereto of $150,000,000 aggregate principal amount of the Company’s 9-5/8% Senior Subordinated Notes due 2012 (the “Notes”).

The Notes will be issued pursuant to an indenture, to be dated as of November 4, 2004 (the “Indenture”), among the Company, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).  Notes issued in book-entry form will be issued in the name of The Depository Trust Company (the “Depositary”) or its nominee pursuant to a blanket letter of representations, to be dated as of the Closing Date (as defined in Section 2), to be entered into in connection with the purchase and sale of the Securities (as defined below) (the “DTC Letter of Representations”), among the Company, the Guarantors, the Trustee and the Depositary.

The payment of principal of, premium and Liquidated Damages (as defined in the Indenture), if any, and interest on the Notes and the Exchange Notes (as defined below) will be fully and unconditionally guaranteed on a senior subordinated and unsecured basis, jointly and severally, by National MENTOR Holdings, Inc. (“Holdings”), the direct parent corporation of the Company, and each of the Company’s domestic subsidiaries (collectively, the “Subsidiary Guarantors” and together with Holdings, the “Guarantors”), pursuant to their guarantees set forth in the Indenture (the “Guarantees”).  The Notes and the Guarantees attached thereto are herein collectively referred to as the “Securities”; and the Exchange Notes and the Guarantees attached thereto are herein collectively referred to as the “Exchange Securities.”

The holders of the Notes will be entitled to the benefits of a registration rights agreement, to be dated as of November 4, 2004 (the “Registration Rights Agreement”), among the Company, the Guarantors and the Initial Purchasers, substantially in the form of Exhibit A attached hereto.  Pursuant to the Registration Rights Agreement, the Company and the Guarantors will agree to file with the Securities and Exchange Commission (the “Commission”), under the circumstances set forth therein, (i) a registration statement under the Securities Act of 1933, as amended (the “Securities Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”) to be offered in exchange for the Notes (the “Exchange Offer”) and (ii) to the extent required by the Registration Rights Agreement, a shelf registration statement pursuant to Rule 415 of the Securities Act relating to the resale by certain holders of the Notes, and in each case, to use its reasonable best efforts to cause such registration statements to be declared effective within the time period specified by the Registration Rights Agreement.

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and in the Offering Memorandum and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (the “Subsequent Purchasers”) at any time after the date of this Agreement.  The Securities are to be offered and sold to or through the Initial Purchasers without being registered with the Commission under the Securities Act, in reliance upon exemptions therefrom.  The terms of the Securities and the Indenture will require that investors that acquire Securities expressly agree that Securities may only be resold or otherwise transferred, after the date hereof, if such Securities are registered for sale under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemptions afforded by Rule 144A under the Securities Act (“Rule 144A”) or Regulation S under the Securities Act (“Regulation S”)).

The Company has prepared and delivered to the Initial Purchasers copies of a preliminary offering memorandum, dated October 14, 2004 (the “Preliminary Offering Memorandum”), and has prepared and will deliver to each Initial Purchaser, copies of the Offering Memorandum describing the terms of the Securities, each for use by such Initial Purchaser in connection with its solicitation of offers to purchase the Securities.  As used herein, the “Offering Memorandum” shall mean, with respect to any date or time referred to in this Agreement, the offering memorandum dated October 27, 2004, including amendments or supplements thereto, in the most recent form that has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of offers to purchase Securities.  Further, any reference to the Preliminary Offering Memorandum or the Offering Memorandum shall be deemed to refer to and include any Additional Issuer Information (as described in Section 3(g)) furnished by the Company prior to the completion of the distribution of the Securities.

The Company and the Guarantors hereby confirm their agreement with the Initial Purchasers as follows:

Section 1.              Representations and Warranties.

Each of the Company and the Guarantors, jointly and severally, hereby represents, warrants and covenants to each Initial Purchaser as follows:

(a)           No Registration Required.  Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2(e) hereof and with the procedures set forth in Section 7 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers and to each Subsequent Purchaser by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum to register the Securities under the Securities Act or, until such time as the Exchange Securities are issued pursuant to an effective registration statement, to qualify the Indenture under the Trust Indenture Act of 1939 (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(b)           No Integration of Offerings or General Solicitation.  None of the Company or the Guarantors has, directly or indirectly, solicited any offer to buy or offered to sell, and none of them will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Securities in a manner that would require the Securities to be registered under the Securities Act.  None of the Company, the Guarantors, their respective affiliates (as such term is defined in Rule 501(b) under the Securities Act (each, an “affiliate”)) or any person acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged, and none of them will engage, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.  With respect to those Securities sold in reliance upon Regulation S, (i) none of the Company, the Guarantors, their affiliates or any person acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has engaged, and none of them will engage, in any directed selling efforts within the meaning of Regulation S and (ii) each of the Company, the Guarantors and their affiliates and any person acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation or warranty) has complied, and each of them will comply, with the offering restrictions set forth in Regulation S.

(c)           Eligibility for Resale Under Rule 144A.  The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Date, of the same class as securities listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the “Exchange Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder) or quoted in a U.S. automated interdealer quotation system.

(d)           The Offering Memorandum.  The Offering Memorandum does not, and at the Closing Date will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Offering Memorandum made in reliance upon and in conformity with information furnished to the Company or the Guarantors in writing by any Initial Purchaser through Banc of America Securities LLC expressly for use in the Offering Memorandum.  Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, contains all the information specified in, and meeting the requirements of, Rule 144A(d)(4).  None of the Company or the Guarantors has distributed and none of them will distribute, prior to the later of the Closing Date and the completion of the Initial Purchasers’ distribution of the Securities, any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum or the Offering Memorandum.

(e)           The Purchase Agreement.  This Agreement has been duly authorized, executed and delivered by, and assuming due authorization, execution and delivery thereof by the Initial Purchasers, is a valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(f)            The Registration Rights Agreement.  At the Closing Date, the Registration Rights Agreement will have been duly authorized, executed and delivered by, and assuming due authorization, execution and delivery thereof by the Initial Purchasers, will be a valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms, except as rights to indemnification thereunder may be limited by applicable law and except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(g)           The DTC Letter of Representations.  At the Closing Date, the DTC Letter of Representations will have been duly authorized, executed and delivered by, and will be a valid and binding agreement of, the Company, enforceable in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(h)           Authorization of the Securities and the Exchange Securities.  The Notes to be purchased by the Initial Purchasers from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture. The Exchange Notes have been duly and validly authorized for issuance by the Company, and, when issued and authenticated in accordance with the terms of the Indenture, the Registration Rights Agreement and the Exchange Offer, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to or affecting enforcement of the rights and remedies of creditors or by general principles of equity and will be entitled to the benefits of the Indenture.  The Guarantees of the Notes are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Guarantors and the Guarantees, when the Notes have been authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.  The Guarantees of the Exchange Notes have been duly and validly authorized for issuance pursuant to the Indenture and, when the Exchange Notes are issued and authenticated in accordance with the terms of the Indenture, will constitute valid and binding agreements of the Guarantors, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles and will be entitled to the benefits of the Indenture.

(i)            Authorization of the Indenture.  The Indenture has been duly authorized by the Company and the Guarantors and, at the Closing Date, will have been duly executed and delivered by the Company and the Guarantors and, assuming the due authorization, execution and delivery thereof by the Trustee, will constitute a valid and binding agreement of the Company and the Guarantors, enforceable against the Company and each of the Guarantors in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j)            Descriptions in the Offering Memorandum.  The Notes, the Guarantees of the Notes, the Indenture, the Registration Rights Agreement and the New Senior Credit Facility (as defined below) conform, or will conform, in all material respects to the respective statements relating thereto contained in the Offering Memorandum.  The Exchange Notes and the Guarantees of the Exchange Notes will conform in all material respects to the respective statements relating thereto contained in the Offering Memorandum and in the registration statement under the Securities Act relating to the Exchange Securities at the time such registration statement becomes effective.

(k)           No Material Adverse Change.  Except as otherwise disclosed in the Offering Memorandum, subsequent to the respective dates as of which information is given in the Offering Memorandum:  (i) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and the Guarantors considered as one entity (any such change or development is called a “Material Adverse Change”); (ii) the Company and the Guarantors considered as one entity have not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any Guarantor on any class of capital stock (except for dividends paid to any Guarantor or the Company) or repurchase or redemption by the Company or any Guarantor of any class of capital stock.

(l)            Independent Accountants.  Ernst & Young LLP (the “Independent Accountants”), who have expressed their opinions with respect to the financial statements (which term as used in this Agreement includes the related notes thereto) included in the Offering Memorandum are independent public or certified public accountants with respect to Holdings within the meaning of Regulation S-X under the Exchange Act.  As of the date hereof and as of the Closing Date, the independence of such accountants has not been impaired and any non-audit services provided by such accountants have been approved by Holdings’ audit committee.

(m)          Preparation of the Financial Statements.  The consolidated financial statements of Holdings, together with the related notes, included in the Offering Memorandum present fairly, in all material respects, the consolidated financial position of Holdings and its subsidiaries as of and at the dates indicated and the results of their operations and cash flows for the periods specified.  The financial statements of Holdings included in the Offering Memorandum comply as to form, in all material respects, with the applicable requirements of the Securities Act, other than with respect to the omission of operating segments disclosures.  Such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States and applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto.  The historical financial data with respect to Holdings and its subsidiaries set forth in the Offering Memorandum under the captions “Offering Memorandum Summary—Summary Consolidated Financial Data,” “Unaudited Pro Forma Consolidated Financial Data” and “Selected Historical Consolidated Financial Data” fairly present in all material respects the historical financial information set forth therein on a basis consistent with that of the audited financial statements contained in the Offering Memorandum.  The unaudited pro forma financial data of Holdings and its subsidiaries, and the related notes thereto, included in the Offering Memorandum present fairly, in all material respects, the information contained therein, and with the exception of Adjusted pro forma EBITDA, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are believed to be reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(n)           Incorporation and Good Standing of the Company and the Guarantors.  Each of the Company and the Guarantors has been duly organized and validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization (except, as to good standing, for Unlimited Quest, Inc. and REM Arizona Rehabilitation, Inc.) and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum and to enter into and/or perform its obligations, as the case may be, under this Agreement to the extent it is a party thereto.  Each of the Company and the Guarantors has been duly qualified as a foreign corporation, or limited liability company, as the case may be, to transact business and is or will be, as the case may be, in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except for such jurisdictions where the failure to so qualify or to be in good standing would not, individually or in the aggregate, result in a Material Adverse Change.  All of the issued and outstanding capital stock of the Company and each Subsidiary Guarantor has been duly authorized and validly issued, is fully paid and nonassessable and is owned by Holdings, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance or claim, except for any such security interest, mortgage, pledge, lien, encumbrance or claim that is created or that will be discharged in connection with refinancing of the Company’s existing senior credit facility and entering into the new senior credit facility (the “New Senior Credit Facility”) as part of the Refinancing (as defined in the Offering Memorandum).  Holdings does not own or control, directly or indirectly, any corporation, association or other entity other than the Company and the Subsidiary Guarantors.

(o)           Capitalization and Other Capital Stock Matters.  At June 30, 2004, on a consolidated basis, after giving pro forma effect to the Refinancing, Holdings would have had a capitalization as set forth in the Offering Memorandum under the caption “Capitalization” under the heading “Pro Forma.”  All of the outstanding shares of capital stock of Holdings have been duly authorized and validly issued, and are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of capital stock of Holdings were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of Holdings.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of Holdings or any of its subsidiaries, other than those accurately described in the Offering Memorandum.  The description of the Holding’s or the Company’s stock option, and deferred compensation plans, and the options or other rights granted thereunder, set forth in the Offering Memorandum accurately and fairly reflects, in all material respects, the terms of such plans, options and rights.

(p)           Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required.  None of the Company or the Guarantors is in violation of its charter or by-laws or, except as disclosed in the Offering Memorandum is in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease, license or other instrument to which any such entity is a party or by which it or any of them may be bound or to which any of the property or assets of any such entity is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change.  The execution, delivery and performance by each of the Company and the Guarantors of its obligations under this Agreement, the Registration Rights Agreement, the DTC Letter of Representations and the Indenture, to the extent it is a party thereto, and the issuance and delivery of the Securities or the Exchange Securities, and consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (including, without limitation, the Refinancing) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the charter or by-laws of the Company or any of the Guarantors, (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Guarantors pursuant to, or require the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, Defaults, Debt Repayment Triggering Events, liens, charges or encumbrances as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or any of the Guarantors.  No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s or any Guarantor’s execution, delivery and performance of this Agreement, the Registration Rights Agreement, the DTC Letter of Representations or the Indenture, to the extent it is a party thereto, or the issuance and delivery of the Securities or the Exchange Securities, or consummation of the transactions contemplated hereby and thereby and by the Offering Memorandum (including, without limitation, the Refinancing), except such as have been obtained or made by the Company and the Guarantors and are in full force and effect under the Securities Act, the Trust Indenture Act, state securities or blue sky laws and except such as may be required by federal and state securities laws with respect to the Company’s obligations under the Registration Rights Agreement.  As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Guarantors.

(q)           No Material Actions or Proceedings.  There are no legal or governmental actions, suits or proceedings pending or, to the best of the knowledge of the Company, threatened (i) against or affecting the Company or any Guarantor or (ii) which has as the subject thereof any property owned or leased by, the Company or any Guarantor, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company or any of the Guarantors and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change.

(r)            Intellectual Property Rights.  The Company and the Guarantors own, possess or license sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar intellectual property rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted; and the expected expiration of any of such Intellectual Property Rights would not result in a Material Adverse Change.  None of the Company or the Guarantors has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which infringement or conflict would reasonably be expected to result in a Material Adverse Change, and neither the Company nor any Guarantor is in material default under the terms of any license or similar agreement related to any Intellectual Property Rights necessary to conduct its business as now conducted or contemplated.

(s)            All Necessary Permits, Etc.  The Company and the Guarantors possess such valid and current certificates, authorizations or permits issued by the appropriate municipal, state, federal or foreign regulatory agencies or bodies necessary to conduct their respective businesses, and none of the Company or the Guarantors has received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such license, certificate, authorization or permit which, singly or in the aggregate, would reasonably expected to result in a Material Adverse Change.

(t)            Title to Properties.  The Company and the Guarantors have good and marketable title to all their properties and assets reflected as owned in the financial statements referred to in Section 1(m) above (or elsewhere in the Offering Memorandum), in each case, free and clear of any security interests, mortgages, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company or the Guarantors.  The real property, improvements, equipment and personal property held under lease by the Company or any Guarantor are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company or any of the Guarantors.

(u)           Tax Law Compliance.  The Company and the Guarantors have filed all necessary federal, state, local and foreign income and franchise tax returns on a timely basis and have paid all taxes required to be paid by any of them and, if due and payable, any related or similar assessment, fine or penalty levied against any of them, except where failure to make such payment would not reasonably be expected to result in a Material Adverse Change.  Holdings has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(m) above in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of Holdings or any of its subsidiaries has not been finally determined.  No tax deficiency has been determined adversely to Holdings or any of its subsidiaries which has resulted in (nor does Holdings have any knowledge of any tax deficiencies which, if determined adversely to Holdings or any of its subsidiaries, might result in) a Material Adverse Change.

(v)           The Company and each Guarantor is not an “Investment Company”.  The Company and the Guarantors have been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the “Investment Company Act”).  As of the date hereof, the Company and each Guarantor is not, and upon consummation of the Refinancing and the application of the proceeds as described in the Offering Memorandum under “Use of Proceeds” will not be, an “investment company” within the meaning of Investment Company Act and the Company and each Guarantor will conduct its business in a manner so that it will not become subject to the Investment Company Act.

(w)          Insurance.  Each of the Company and the Guarantors is insured by recognized, financially sound institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company and the Guarantors against theft, damage, destruction and acts of vandalism.  The Company has no reason to believe that it or any Guarantor will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted (or as conducted upon and after consummation of the Refinancing, as the case may be), and at a cost that would not reasonably be expected to result in a Material Adverse Change.  Neither the

Company nor any Guarantor has been denied any insurance coverage that it has sought or for which it has applied.

(x)           No Price Stabilization or Manipulation.  None of the Company, the Guarantors or any of their respective affiliates has taken or will take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(y)           Solvency.  Each of the Company and the Guarantors, in each case on a consolidated basis with its respective subsidiaries, is, and after giving effect to the Refinancing, the Company and the Guarantors will be, Solvent.  As used herein, the term “Solvent” means, with respect to any person on a particular date, that on such date (i) the fair market value of the assets of such person is greater than the total amount of liabilities (including contingent liabilities) of such person, (ii) the present fair salable value of the assets of such person is greater than the amount that will be required to pay the probable liabilities of such person on its debts as they become absolute and matured, (iii) such person is able to realize upon its assets and pay its debts and other liabilities, including contingent obligations, as they mature and (iv) such person does not have unreasonably small capital.

(z)           No Unlawful Contributions or Other Payments.  None of the Company or the Guarantors or, to the best of the Company’s knowledge, any employee or agent of the Company or any Guarantor, has made any contribution or other payment to any official of, or candidate for, any federal, state or foreign office in violation of any law or of the character necessary to be disclosed in the Offering Memorandum in order to make the statements therein not misleading.

(aa)         Company’s Internal Controls Over Financial Reporting.  The Company and the Guarantors maintain a system of internal controls over financial reporting that is sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(bb)         Compliance with Environmental Laws.  Except as otherwise disclosed in the Offering Memorandum or as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change: (i) neither the Company nor any Guarantor is in violation of any federal, state, local or foreign law or regulation relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products (collectively, “Materials of Environmental Concern”), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with any permits or other governmental authorizations required for the operation of the business of the Company or any Guarantor under applicable Environmental Laws, or noncompliance with the terms and conditions thereof, nor has the Company or any Guarantor received any written communication, whether from a governmental authority, citizens group, employee or otherwise, that alleges that the Company or any Guarantor is in violation of any Environmental Law; (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company or any Guarantor has received written notice, and no written notice by any person or entity alleging potential liability for investigatory costs, cleanup costs, governmental responses costs, natural resources damages, property damages, personal injuries, attorneys’ fees or penalties arising out of, based on or resulting from the presence, or release into the environment, of any Material of Environmental Concern at any location owned, leased or operated by the Company or Guarantor, now or in the past (collectively, “Environmental Claims”), pending or, to the best of the Company’s or the Guarantors’ knowledge, threatened against the Company or any Guarantor or any person or entity whose liability for any Environmental Claim the Company or the Guarantor has retained or assumed either contractually or by operation of law; and (iii) to the best of the Company’s knowledge, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge, presence or disposal of any Material of Environmental Concern, that reasonably could be expected to result in a violation of any Environmental Law or form the basis of a potential Environmental Claim against the Company or any of the Guarantors, or against any person or entity whose liability for any Environmental Claim the Company or any Guarantor has retained or assumed either contractually or by operation of law.

(cc)         ERISA Compliance.  The Company and the Guarantors and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or any Guarantor are in compliance in all material respects with ERISA, except where such noncompliance would not, individually or in the aggregate, result in a Material Adverse Change.  No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, any Guarantor or any of their ERISA Affiliates (as defined below) that could result in a material liability to the Company or any Guarantor.  “ERISA Affiliate” means, with respect to the Company or the Guarantors, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or any Guarantor is a member.  No “employee benefit plan” established or maintained by the Company, any Guarantor or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would reasonably be expected to have any “amount of unfunded benefit liabilities” (as defined under ERISA) that could result in a material liability to the Company or any Guarantor.  Neither the Company, the Guarantors nor any of their ERISA Affiliates has incurred or reasonably expects to incur any material liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or Sections 412, 4971, 4975 or 4980B of the Code that could result in a material liability to the Company or any Guarantor.  Each “employee benefit plan” established or maintained by the Company or the Guarantors that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service as to such plan’s qualification, and to the best knowledge of the Company or the Guarantors, nothing has occurred, whether by action or failure to act, which would cause the revocation of such determination letter.

(dd)         No Default in Senior Debt.  No event of default exists under any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument constituting Senior Debt (as defined in the Indenture).

(ee)         Regulation S Compliance.  The Company, the Guarantors and their respective affiliates and all authorized persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and the Guarantors make no representation) have complied with and will comply with the offering restrictions requirements of Regulation S in connection with the offering of the Securities outside the United States.  In connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(g).

(ff)          Taxes; Fees.  There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company to the Initial Purchasers of the Securities.

(gg)         New Senior Credit Facility.  The New Senior Credit Facility has been duly and validly authorized by the Company, and to the extent a party thereto, the Guarantors and, when duly executed and delivered by the Company and such Guarantors, will be the valid and legally binding obligation of the Company and such Guarantors, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.  Neither the Company nor any such Guarantor is aware of any fact that will prevent the Company or such Guarantor from borrowing funds under the New Senior Credit Facility as described in the Offering Memorandum, in amounts that are sufficient, together with the proceeds from the other financings as described in the Offering Memorandum, including the issuance of the Notes, to consummate the Refinancing.

(hh)         Repayment of Existing Debt.  The Company and the Guarantors are not aware of any fact, except as described in the Offering Memorandum prior to the sale of all of the Securities by the Initial Purchasers, that will prevent the repayment, repurchase or redemption of existing debt and preferred stock in the manner contemplated by the Refinancing described in the Offering Memorandum, with proceeds from the issuance and sale of the Securities or from the funding of the New Senior Credit Facility.

Any certificate signed by an officer of the Company or any Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers shall be deemed to be a representation and warranty by the Company or such Guarantor, as the case may be, to each Initial Purchaser as to the matters set forth therein.

Section 2.              Purchase, Sale and Delivery of the Securities.

(a)           The Securities.  The Company shall issue and sell to the several Initial Purchasers, severally and not jointly, all of the Securities upon the terms herein set forth.  On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Initial Purchasers agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Securities as set forth opposite their names on Schedule A, at a purchase price of 97.50% of the principal amount thereof payable on the Closing Date.

(b)           The Closing Date. Delivery of certificates for the Securities in definitive form to be purchased by the Initial Purchasers and payment therefor shall be made at the offices of Shearman & Sterling LLP (or such other place as may be agreed to by the Company and Banc of America Securities LLC) at 10:00 a.m. New York City time, on November 4, 2004, or such other time and date as Banc of America Securities LLC shall designate by notice to the Company (the time and date of such closing are called the “Closing Date”).  The Company hereby acknowledges that the circumstances under which the Initial Purchasers may provide notice to postpone the Closing Date as originally scheduled include, but are in no way limited to, any determination by the Company or the Initial Purchasers to recirculate to investors copies of an amended or supplemented Offering Memorandum or a delay as contemplated by the provisions of Section 16 hereof.

(c)           Payment for and Delivery of the Notes.  The Company agrees that it shall deliver, or cause to be delivered, to Banc of America Securities LLC for the accounts of the several Initial Purchasers certificates for the Securities at the Closing Date against the irrevocable release of a wire transfer of immediately available funds to the Company for the amount of the purchase price therefor.  The certificates for the Notes shall be in such denominations and registered in the name of Cede & Co., as nominee of the Depositary, pursuant to the DTC Letter of Representations, and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as Banc of America Securities LLC may designate.  Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Initial Purchasers.

(d)           Delivery of Offering Memorandum to the Initial Purchasers.  Not later than 12:00 p.m., New York City time, on the second business day following the date of this Agreement, the Company shall deliver or cause to be delivered copies of the Offering Memorandum in such quantities and at such places as the Initial Purchasers shall reasonably request.

(e)           Initial Purchasers as Qualified Institutional Buyers.  Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company and the Guarantors that it is a “qualified institutional buyer” within the meaning of Rule 144A (a “Qualified Institutional Buyer”) and an “accredited investor” within the meaning of Rule 501 under the Securities Act (an “Accredited Investor”).

Section 3.              Additional Covenants.

Each of the Company and the Guarantors, jointly and severally, further covenants and agrees with each Initial Purchaser as follows:

(a)           Initial Purchasers’ Review of Proposed Amendments and Supplements.  Prior to amending or supplementing the Offering Memorandum prior to the sale of all of the Securities by the Initial Purchasers, the Company shall furnish to the Initial Purchasers for review a copy of each such proposed amendment or supplement, and the Company shall not use any such proposed amendment or supplement to which the Initial Purchasers reasonably object.

(b)           Amendments and Supplements to the Offering Memorandum and Other Securities Act Matters.  If, prior to the completion of the placement of the Securities by the Initial Purchasers with the Subsequent Purchasers, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, not misleading, or if in the opinion of the Initial Purchasers or counsel for the Initial Purchasers it is otherwise necessary to amend or supplement the Offering Memorandum to comply with law, the Company agrees to promptly prepare (subject to Section 3(a) hereof), and furnish at its own expense to the Initial Purchasers, amendments or supplements to the Offering Memorandum so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum, as amended or supplemented, will comply with law.

(c)           Copies of the Offering Memorandum.  The Company agrees to furnish the Initial Purchasers, without charge, as many copies of the Offering Memorandum and any amendments and supplements thereto as they shall have reasonably requested.

(d)           Blue Sky Compliance.  The Company and the Guarantors shall cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify or register the Securities for sale under (or obtain exemptions from the application of) the Blue Sky or state securities laws of those jurisdictions designated by the Initial Purchasers, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Securities.  Neither the Company nor any Guarantor shall be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation.  The Company and the Guarantors will advise the Initial Purchasers promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Securities for offering, sale or trading in any jurisdiction or any initiation or, to the best of the Company’s knowledge, threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company and the Guarantors shall use their best efforts to obtain the withdrawal thereof at the earliest possible moment.

(e)           Use of Proceeds.  The net proceeds from the sale of the Securities sold by the Company shall be applied in the manner described under the caption “Use of Proceeds” in the Offering Memorandum.

(f)            The Depositary.  The Company and the Guarantors will cooperate with the Initial Purchasers and use their best efforts to permit the Securities to be eligible for clearance and settlement through the facilities of the Depositary.

(g)           Additional Issuer Information.  At any time when the Company is not subject to Section 13 or 15 of the Exchange Act, for the benefit of holders and beneficial owners from time to time of Securities, the Company shall furnish, at its expense, upon request, to holders and beneficial owners of Securities and to securities analysts and prospective purchasers of Securities information (“Additional Issuer Information”) satisfying the requirements of subsection (d) of Rule 144A.

(h)           Agreement Not to Offer or Sell Additional Securities.  The Company and the Guarantors, during the period of 180 days following the date of the Offering Memorandum, will not, without the prior written consent of Banc of America Securities LLC (which consent may be withheld at the sole discretion of Banc of America Securities LLC), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company or any Guarantor or securities exchangeable for or convertible into debt securities of the Company or any Guarantor (other than to register the Exchange Securities).

(i)            Future Reports to the Initial Purchasers.  For so long as any Securities or Exchange Securities remain outstanding, the Company will furnish to the Initial Purchasers, as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock or debt securities (including the holders of the Securities).

(j)            No Integration.  Each of the Company and the Guarantors agrees that it will not, and will cause its affiliates not to, make any offer or sale of securities of the Company or any Guarantor of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchasers, (ii) the resale of the Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by Section 4 thereof or by Rule 144A or by Regulation S thereunder or otherwise.

(k)           Legended Securities.  Each certificate for a Note will bear the legend substantially in the form contained in “Notice to Investors” in the Offering Memorandum for the time period and upon the other terms stated in the Offering Memorandum.

(l)            PORTAL.  The Company will use its reasonable best efforts to cause the Securities when issued to be eligible for the National Association of Securities Dealers, Inc. PORTAL market (the “PORTAL market”).

(m)          Rule 144 and Resales of the Securities.  During the period of two years after the Closing Date, the Company will not, and will not permit any of its affiliates to, resell any of the Securities which constitute “restricted securities” under Rule 144 of the Securities Act that have been reacquired by any of them.

(n)           Further Assurances.  The Company, and each of Unlimited Quest, Inc. and REM Arizona Rehabilitation, Inc. (as Guarantors), shall, at their expense, promptly take such further action necessary to cause such Guarantors to be in good standing under the laws of the jurisdiction of each such Guarantor’s organization as soon as reasonably practicable and when such good standing is reinstated to provide satisfactory proof of the same to the Initial Purchasers.

Banc of America Securities LLC, on behalf of the several Initial Purchasers, may, in its sole discretion, waive in writing the performance by the Company or any of the Guarantors of any one or more of the foregoing covenants or extend the time for their performance.

Section 4.              Payment of Expenses.

Each of the Company and the Guarantors, jointly and severally, agrees to pay all costs, fees and expenses incurred in connection with the performance of its obligations hereunder and in connection with the transactions contemplated hereby and the Refinancing, including without limitation, (i) all expenses incident to the issuance and delivery of any certificates evidencing the Securities including all printing and engraving costs), (ii) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Securities to the Initial Purchasers, (iii) all fees and expenses of the Company’s and the Guarantors’ counsel, independent public or certified public accountants and other advisors, (iv) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of each Preliminary Offering Memorandum and the Offering Memorandum (including financial statements), and all amendments and supplements thereto, this Agreement, the Registration Rights Agreement, the Indenture, the DTC Letter of Representations, and the Notes and the Guarantees, (v) all filing fees, reasonable attorneys’ fees and expenses incurred by the Company, the Guarantors or the Initial Purchasers in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Securities for offer and sale under the securities laws of several states of the United States or provinces of Canada (including, without limitation, the cost of printing and mailing preliminary and final Blue Sky legal investment memoranda and any related supplements to the Offering Memorandum) and advising such Initial Purchaser of such qualifications, registrations and exemptions, (vi) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Trustee in connection with the Indenture, the Securities and the Exchange Securities, (vii) any fees payable in connection with the rating of the Securities or the Exchange Securities with the ratings agencies and the listing of the Securities with the PORTAL market, (viii) any filing fees incident to, and any reasonable fees and disbursements of counsel to the Initial Purchasers in connection with the review by the National Association of Securities Dealers, Inc., if any, of the terms of the sale of the Securities or the Exchange Securities, (ix) all fees and expenses (including reasonable fees and expenses of counsel) of the Company in connection with approval of the Securities by the Depositary for “book-entry” transfer and (x) the performance by the Company and the Guarantors of their respective other obligations under this Agreement.  Except as provided in this Section 4, Section 6, Section 8 and Section 9 hereof, the Initial Purchasers shall pay their own expenses, including the fees and disbursements of their counsel.

Section 5.              Conditions of the Obligations of the Initial Purchasers.

The obligations of the several Initial Purchasers to purchase and pay for the Securities as provided herein on the Closing Date shall be subject to the accuracy of the representations and warranties on the part of the Company and the Guarantors set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made and to the timely performance by the

Company and the Guarantors of their covenants and other obligations hereunder, and to each of the following additional conditions:

(a)           Accountants’ Comfort Letter.  On the date hereof, the Initial Purchasers shall have received from the Independent Accountants, a letter dated the date hereof addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Initial Purchasers, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Initial Purchasers, delivered according to Statement of Auditing Standards Nos. 72, 76 and 100 (or any successor bulletins), with respect to the audited financial statements and certain financial information contained in the Offering Memorandum.

(b)           No Material Adverse Change or Ratings Agency Change.  For the period from and after the date of this Agreement and prior to the Closing Date:

(i)            in the judgment of the Initial Purchasers there shall not have occurred any Material Adverse Change; and

(ii)           there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any Guarantor by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.

(c)           Opinion of Counsel for the Company and the Guarantors.  On the Closing Date the Initial Purchasers shall have received

(i)            the opinion of Kirkland & Ellis LLP, counsel for the Company and the Guarantors, dated as of such Closing Date, in substantially the form attached hereto as Exhibit B-1; and

(ii)           the opinions of local counsels for the other Guarantors (other than REM Oklahoma, Inc.), dated as of such Closing Date, each in substantially the form attached hereto as Exhibit B-2.

(d)           Opinion of Regulatory Counsel for the Company.  On the Closing Date the Initial Purchasers shall have received the opinion of Mary Rodenberg-Roberts, Esq., regulatory counsel for the Company and the Guarantors, dated as of such Closing Date, in substantially the form attached hereto as Exhibit C.

(e)           Opinion of Counsel for the Initial Purchasers.  On the Closing Date the Initial Purchasers shall have received the opinion of Shearman & Sterling LLP, counsel for the Initial Purchasers, dated as of such Closing Date, with respect to such matters as may be reasonably requested by the Initial Purchasers.

(f)            Officers’ Certificate.  On the Closing Date, the Initial Purchasers shall have received a written certificate executed by any two of the following officers of the Company: the Chairman of the Board; Chief Executive Officer; President; or Chief Financial Officer of the

Company, dated as of the Closing Date, to the effect set forth in subsection (b)(ii) of this Section 5, and further to the effect that:

(i)            for the period from and after the date of this Agreement and prior to the Closing Date there has not occurred any Material Adverse Change;

(ii)           the representations, warranties and covenants of the Company and the Guarantors set forth in Section 1 of this Agreement are true and correct with the same force and effect as though expressly made on and as of the Closing Date; and

(iii)          the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date.

(g)           Bring-down Comfort Letters.  On the Closing Date the Initial Purchasers shall have received from the Independent Accountants, a letter dated such date, in form and substance reasonably satisfactory to the Initial Purchasers, to the effect that they reaffirm the statements made in the letter furnished by them pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(h)           PORTAL Listing.  At the Closing Date, the Notes shall have been designated for trading on the PORTAL market.

(i)            Registration Rights Agreement.  The Company and the Guarantors shall have entered into the Registration Rights Agreement and the Initial Purchasers shall have received executed counterparts thereof.

(j)            The Depositary.  At the Closing Date, the Notes will be eligible for clearance and settlement through the facilities of the Depositary.

(k)           New Senior Credit Facility.  Immediately prior to the payment of the purchase price for the Securities by the Initial Purchasers pursuant to Section 2, all conditions precedent to the funding of the borrowings under the New Senior Credit Facility shall have been, or shall concurrently with such payment be, satisfied.

(l)            Additional Documents.  On or before the Closing Date, the Initial Purchasers and counsel for the Initial Purchasers shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Securities as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Initial Purchasers by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4, Section 6, Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 6.              Reimbursement of Initial Purchasers’ Expenses.

If this Agreement is terminated by the Initial Purchasers pursuant to Section 5 or Section 10, including if the sale to the Initial Purchasers of the Securities on the Closing Date is not consummated because of any refusal, inability or failure on the part of the Company or any Guarantor to perform any agreement herein or to comply with any provision hereof, the Company and the Guarantors jointly and severally agree to reimburse the Initial Purchasers (or such Initial Purchasers as have terminated this Agreement with respect to themselves), severally, upon demand for all out-of-pocket expenses that shall have been reasonably incurred by the Initial Purchasers in connection with the proposed purchase and the offering and sale of the Securities, including but not limited to, fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges.

Section 7.              Offer, Sale and Resale Procedures.

Each of the Initial Purchasers, on the one hand, and the Company and the Guarantors, on the other hand, hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(a)           Offers and Sales Only to Qualified Institutional Buyers and Non-U.S. Persons.   Offers and sales of the Securities will be made only by the Initial Purchasers or affiliates thereof qualified to do so in the jurisdictions in which such offers or sales are made.  Each such offer or sale shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) or (B) to non-U.S. persons outside the United States to whom the offeror or seller reasonably believes offers and sales of the Securities may be made in reliance upon Regulation S under the Securities Act, upon the terms and conditions set forth in Annex I hereto, which Annex I is hereby expressly made a part hereof.

(b)           No General Solicitation.  The Securities will be offered by approaching prospective Subsequent Purchasers on an individual basis.  No general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act) will be used in the United States in connection with the offering of the Securities.

(c)           Restrictions on Transfer.  Upon original issuance by the Company, and until such time as the same is no longer required under the applicable requirements of the Securities Act, the Notes (and all securities issued in exchange therefor or in substitution thereof, other than the Exchange Securities) shall bear a legend substantially in the following form:

“THIS NOTE AND ANY GUARANTEES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.  NEITHER THIS NOTE NOR THE GUARANTEES NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.  THE HOLDER OF THIS NOTE AND THE GUARANTEES BY ITS

ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS NOTE AND THE GUARANTEES (OR ANY PREDECESSOR OF THIS NOTE AND THE GUARANTEES) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO OUR AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER (i) PURSUANT TO CLAUSE (D) PRIOR TO THE END OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT OR PURSUANT TO CLAUSE (E) PRIOR TO THE RESALE RESTRICTION TERMINATION DATE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND (ii) IN EACH OF THE FOREGOING CASES, TO REQUIRE THAT A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE.  THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF A HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.”

Section 8.              Indemnification.

(a)           Indemnification of the Initial Purchasers.  Each of the Company and the Guarantors, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser, its directors, officers, employees and affiliates, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act and the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such Initial Purchaser, director, officer, employee or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and to reimburse each Initial Purchaser and each such director, officer, employee or controlling person for any and all expenses (including the fees and disbursements of counsel chosen by Banc of America Securities

LLC) as such expenses are reasonably incurred by such Initial Purchaser or such director, officer, employee or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto).  The indemnity agreement set forth in this Section 8(a) shall be in addition to any liabilities that the Company or any Guarantor may otherwise have.

(b)           Indemnification of the Company and the Guarantors and their Directors and Officers.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each Guarantor and each of their respective directors, officers, employees, affiliates and each person, if any, who controls the Company or any of the Guarantors within the meaning of the Securities Act or the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which the Company, such Guarantor or any such director, officer, employee, affiliate, or controlling person may become subject, under the Securities Act, the Exchange Act, or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Initial Purchasers), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), in reliance upon and in conformity with written information furnished to the Company by such Initial Purchaser expressly for use therein; and to reimburse the Company, such Guarantor and each such director, officer, employee, affiliate or controlling person, for any and all expenses (including the fees and disbursements of counsel) as such expenses are reasonably incurred by the Company, such Guarantor or such director, officer, employee, affiliate or controlling person, in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  Each of the Company and the Guarantors hereby acknowledges that the only information that the Initial Purchasers have furnished to the Company expressly for use in any Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto) are the statements set forth (A) in the eighth paragraph that begins on introductory page ii of the Offering Memorandum and (B) the fourth paragraph, the first two sentences in the fifth paragraph, the third sentence of the sixth paragraph and the eighth paragraph under the caption “Plan of Distribution” in the Offering Memorandum.  The indemnity agreement set forth in this Section 8(b) shall be in addition to any liabilities that each Initial Purchaser may otherwise have.

(c)           Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for contribution or otherwise than under the indemnity agreement contained in this Section 8 or to the extent it is not prejudiced as a proximate result of such failure.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel), approved by the indemnifying party, representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           Settlements.  The indemnifying party under this Section 8 shall not be liable for any settlement of any proceeding effected without its written consent (which shall not be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 8(c) hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and does not include any findings of fault, culpability or failure to act by such indemnified party.

Section 9.              Contribution.

If the indemnification provided for in Section 8 is for any reason held to be unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Guarantors and their respective affiliates, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, the Guarantors and their respective affiliates, on the one hand, and the Initial Purchasers, on the other hand, in connection with the statements or omissions or inaccuracies in the representations and warranties herein that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, the Guarantors and their respective affiliates, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total discount received by the Initial Purchasers bear to the aggregate initial offering price of the Securities.  The relative fault of the Company, the Guarantors and their respective affiliates, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or their respective affiliates, on the one hand, or the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 8(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 9; provided, however, that no additional notice shall be required with respect to any action for which notice has been given under Section 8(c) for purposes of indemnification.

The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Initial

Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9.

Notwithstanding the provisions of this Section 9, no Initial Purchaser shall be required to contribute any amount in excess of the discount received by such Initial Purchaser in connection with the Securities distributed by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 9 are several, and not joint, in proportion to their respective commitments as set forth opposite their names on Schedule A.  For purposes of this Section 9, each director, officer, employee and affiliate of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer, employee or affiliate of the Company or any Guarantor, and each person, if any, who controls the Company or any Guarantor within the meaning of the Securities Act and the Exchange Act, shall have the same rights to contribution as the Company and the Guarantors.

Section 10.            Termination of this Agreement.

Prior to the Closing Date, this Agreement may be terminated by the Initial Purchasers by notice given to the Company if at any time (i) trading or quotation in securities generally on either the Nasdaq Stock Market or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any of such stock exchanges by the Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of federal, New York, Delaware, Massachusetts or California authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions, as in the judgment of the Initial Purchasers is material and adverse and makes it impracticable or inadvisable to market the Securities in the manner and on the terms described in the Offering Memorandum or to enforce contracts for the sale of securities; (iv) in the reasonable judgment of the Initial Purchasers there shall have occurred any Material Adverse Change; or (v) the Company or any Guarantor shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the judgment of the Initial Purchasers may interfere materially with the conduct of the business and operations of the Company and the Guarantors regardless of whether or not such loss shall have been insured.  Any termination pursuant to this Section 10 shall be without liability on the part of (a) the Company or any Guarantor to any Initial Purchaser, except that the Company and the Guarantors shall be obligated to reimburse the expenses of the Initial Purchasers pursuant to Sections 4 and 6 hereof, (b) any Initial Purchaser to the Company or the Guarantors, or (c) any party hereto to any other party except that the provisions of Section 8 and Section 9 shall at all times be effective and shall survive such termination.

Section 11.            Representations and Indemnities to Survive Delivery.

The respective indemnities, agreements, representations, warranties and other statements of the Company and the Guarantors and their officers and of the several Initial Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser, the Company, the Guarantors or any of their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Securities sold hereunder and any termination of this Agreement.

Section 12.            Notices.

All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Initial Purchasers:

Banc of America Securities LLC
40 West 57th Street
27th Floor
New York, NY  10019
Fax:  704-409-0750
Attention:  Legal Department

with a copy to:

Shearman & Sterling LLP
599 Lexington Avenue
New York, NY  10022
Facsimile:  212-848-7179
Attention:  Andrew R. Schleider, Esq.

If to the Company and the Guarantors:

National MENTOR Holdings, Inc.
313 Congress Street
Boston, MA 02210
Facsimile:  617-790-4940
Attention:  Christina Pak, Esq.

with a copy to:

Kirkland & Ellis LLP
200 East Randolph Drive
Chicago, IL  60601
Facsimile:  312-660-0522
Attention:  James S. Rowe, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

Section 13.            Successors.

This Agreement will inure to the benefit of and be binding upon the parties hereto, including any substitute Initial Purchasers pursuant to Section 16 hereof, and to the benefit of the indemnified parties referred to in Section 8 and Section 9, and in each case their respective successors, and no other person will have any right or obligation hereunder.  The term “successors” shall not include any purchaser of the Securities as such from any of the Initial Purchasers merely by reason of such purchase.

Section 14.            Partial Unenforceability.

The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

Section 15.            Governing Law; Consent to Jurisdiction.

(a)           Governing Law Provisions.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SUCH STATE.

(b)           Consent to Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 16.            Default of One or More of the Initial Purchasers.

If any one or more of the several Initial Purchasers shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on the Closing Date, and the aggregate number of Securities that such defaulting Initial Purchaser or Initial Purchasers agreed but failed or refused to purchase does not exceed 10% of the aggregate number of the Securities to be purchased on such date, the other Initial Purchasers shall be obligated, severally, in the proportions that the amount of Securities set forth opposite their respective names on Schedule A bears to the aggregate amount of Securities set forth opposite the names of the non-defaulting

Initial Purchaser, or in such other proportions as may be specified by the Initial Purchasers with the consent of the non-defaulting Initial Purchaser, to purchase the Securities which such defaulting Initial Purchaser agreed but failed or refused to purchase on such date.  If any one or both of the Initial Purchasers shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs exceeds 10% of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Initial Purchasers and the Company for the purchase of such Securities are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Section 4, Section 8, and Section 9 shall at all times be effective and shall survive such termination.  In any such case either the Initial Purchasers on the one hand or the Company on the other hand, shall have the right to postpone the Closing Date, as the case may be, but in no event for longer than seven days in order that the required changes, if any, to the Offering Memorandum or any other documents or arrangements may be effected.

As used in this Agreement, the term “Initial Purchaser” shall be deemed to include any person substituted for a defaulting Initial Purchaser under this Section 16.  Any action taken under this Section 16 shall not relieve any defaulting Initial Purchaser from liability in respect of any default of such Initial Purchaser under this Agreement.

Section 17.            General Provisions.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.  This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.  The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company and the Guarantors the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

NATIONAL MENTOR, INC.

By:	/s/ John W. Gillespie
Name:	John W. Gillespie
Title:	Vice President

GUARANTORS:

NATIONAL MENTOR HOLDINGS, INC.
NATIONAL MENTOR, LLC
NATIONAL MENTOR SERVICES, LLC
FAMILY ADVOCACY SERVICES, LLC
NATIONAL MENTOR SERVICES, INC.
MENTOR MANAGEMENT, INC.
NATIONAL MENTOR HEALTHCARE, LLC
CAROLINA BEHAVIORAL SERVICES, LLC
CENTER FOR COMPREHENSIVE SERVICES, INC.
ILLINOIS MENTOR, INC.
REHABILITATION ACHIEVEMENT CENTER, INC.
MASSACHUSETTS MENTOR, INC.
LLOYD’S LIBERTY HOMES, INC.
UNLIMITED QUEST, INC.
FIRST STEP INDEPENDENT LIVING PROGRAM, INC.
HORRIGAN COLE ENTERPRISES, INC.
OHIO MENTOR, INC.
SOUTH CAROLINA MENTOR, INC.
MENTOR MARYLAND, INC.

Purchase Agreement Signature Page

REM, INC.
REM ARIZONA, INC.
REM ARIZONA REHABILITATION, INC.
REM ARROWHEAD, INC.
REM ATLANTIC, INC.
REM CENTRAL LAKES, INC.
REM COLORADO, INC.
REM COMMUNITY OPTIONS, INC.
REM CONNECTICUT COMMUNITY SERVICES, INC.
REM CONSULTING & SERVICES, INC.
REM CONSULTING OF OHIO, INC.
REM COUNCIL BLUFFS, INC.
REM DEVELOPMENTAL SERVICES, INC.
REM HEALTH, INC.
REM HEALTH OF IOWA, INC.
REM HEALTH OF WISCONSIN, INC.
REM HEALTH OF WISCONSIN II, INC.
REM HEARTLAND, INC.
REM HENNEPIN, INC.
REM HOME HEALTH, INC.
REM INDIANA, INC.
REM INDIANA COMMUNITY SERVICES, INC.
REM INDIANA COMMUNITY SERVICES II, INC.
REM IOWA COMMUNITY SERVICES, INC.
REM IOWA, INC.
REM LEADWAY, INC.
REM MANAGEMENT, INC.
REM MARYLAND, INC.
REM MINNESOTA COMMUNITY SERVICES, INC.
REM MINNESOTA, INC.
REM NEVADA, INC.

REM NEW JERSEY, INC.
REM NORTH DAKOTA, INC.
REM NORTH STAR, INC.
REM OHIO, INC.
REM OHIO WAIVERED SERVICES, INC.
REM OKLAHOMA COMMUNITY SERVICES, INC.
REM PENNSYLVANIA COMMUNITY SERVICES, INC.
REM RAMSEY, INC.
REM RIVER BLUFFS, INC.
REM SILS OF IOWA, INC.
REM SOUTH CENTRAL SERVICES, INC.
REM SOUTHWEST SERVICES, INC.
REM UTAH, INC.
REM WEST VIRGINIA, INC.
REM WISCONSIN, INC.
REM WISCONSIN II, INC.
REM WISCONSIN III, INC.
REM WOODVALE, INC.

By:	/s/ John W. Gillespie
Name:	John W. Gillespie
Title:	Vice President

The foregoing Purchase Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first above written.

BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
UBS SECURITIES LLC
CIBC WORLD MARKETS CORP.

By: BANC OF AMERICA SECURITIES LLC

By:	/s/ Mark Liggitt
	Name:	Mark Liggitt
	Title:	Vice President

SCHEDULE A

INITIAL PURCHASERS

Initial Purchasers	Aggregate Principal Amount of Securities to be Purchased
Banc of America Securities LLC	$56,250,000
J.P. Morgan Securities Inc.	$56,250,000
UBS Securities LLC	$22,500,000
CIBC World Markets Corp.	$15,000,000

Total	$150,000,000

SCHEDULE B

SUBSIDIARIES AND GUARANTORS OF THE COMPANY

1.                                      NATIONAL MENTOR HOLDINGS, INC. (Delaware corporation)

2.                                      NATIONAL MENTOR, LLC (Delaware limited liability company)

3.                                      NATIONAL MENTOR SERVICES, LLC (Delaware limited liability company)

4.                                      FAMILY ADVOCACY SERVICES, LLC (Delaware limited liability company)

5.                                      NATIONAL MENTOR SERVICES, INC. (Delaware corporation)

6.                                      MENTOR MANAGEMENT, INC. (Delaware corporation)

7.                                      NATIONAL MENTOR HEALTHCARE, LLC (Delaware limited liability company)

8.                                      CAROLINA BEHAVIORAL SERVICES, LLC (Delaware limited liability company)

9.                                      CENTER FOR COMPREHENSIVE SERVICES, INC. (Illinois corporation)

10.                               ILLINOIS MENTOR, INC. (Illinois corporation)

11.                               REHABILITATION ACHIEVEMENT CENTER, INC. (Illinois corporation)

12.                               MASSACHUSETTS MENTOR, INC. (Massachusetts corporation)

13.                               LLOYD’S LIBERTY HOMES, INC. (California corporation)

14.                               UNLIMITED QUEST, INC. (California corporation)

15.                               FIRST STEP INDEPENDENT LIVING PROGRAM, INC. (California corporation)

16.                               HORRIGAN COLE ENTERPRISES, INC. (California corporation)

17.                               OHIO MENTOR, INC. (Ohio corporation)

18.                               SOUTH CAROLINA MENTOR, INC. (South Carolina corporation)

19.                               MENTOR MARYLAND, INC. (Maryland corporation)

20.                               REM, INC. (Minnesota corporation)

21.                               REM ARIZONA, INC. (Arizona corporation)

B-1

22.                               REM ARIZONA REHABILITATION, INC. (Arizona corporation)

23.                               REM ARROWHEAD, INC. (Minnesota corporation)

24.                               REM ATLANTIC, INC. (Iowa corporation)

25.                               REM CENTRAL LAKES, INC. (Minnesota corporation)

26.                               REM COLORADO, INC. (Colorado corporation)

27.                               REM COMMUNITY OPTIONS, INC. (West Virginia corporation)

28.                               REM CONNECTICUT COMMUNITY SERVICES, INC. (Connecticut corporation)

29.                               REM CONSULTING & SERVICES, INC. (Minnesota corporation)

30.                               REM CONSULTING OF OHIO, INC. (Ohio corporation)

31.                               REM COUNCIL BLUFFS, INC. (Minnesota corporation)

32.                               REM DEVELOPMENTAL SERVICES, INC. (Iowa corporation)

33.                               REM HEALTH, INC. (Minnesota corporation)

34.                               REM HEALTH OF IOWA, INC. (Iowa corporation)

35.                               REM HEALTH OF WISCONSIN, INC. (Wisconsin corporation)

36.                               REM HEALTH OF WISCONSIN II, INC. (Wisconsin corporation)

37.                               REM HEARTLAND, INC. (Minnesota corporation)

38.                               REM HENNEPIN, INC. (Minnesota corporation)

39.                               REM HOME HEALTH, INC. (Minnesota corporation)

40.                               REM INDIANA, INC. (Indiana corporation)

41.                               REM INDIANA COMMUNITY SERVICES, INC. (Indiana corporation)

42.                               REM INDIANA COMMUNITY SERVICES II, INC. (Indiana corporation)

43.                               REM IOWA COMMUNITY SERVICES, INC. (Iowa corporation)

44.                               REM IOWA, INC. (Iowa corporation)

45.                               REM LEADWAY, INC. (Minnesota corporation)

46.                               REM MANAGEMENT, INC. (Minnesota corporation)

47.                               REM MARYLAND, INC. (Maryland corporation)

48.                               REM MINNESOTA COMMUNITY SERVICES, INC. (Minnesota corporation)

49.                               REM MINNESOTA, INC. (Minnesota corporation)

50.                               REM NEVADA, INC. (Nevada corporation)

51.                               REM NEW JERSEY, INC. (New Jersey corporation)

52.                               REM NORTH DAKOTA, INC. (North Dakota corporation)

53.                               REM NORTH STAR, INC. (Minnesota corporation)

54.                               REM OHIO, INC. (Ohio corporation)

55.                               REM OHIO WAIVERED SERVICES, INC. (Ohio corporation)

56.                               REM OKLAHOMA COMMUNITY SERVICES, INC. (Oklahoma corporation)

57.                               REM PENNSYLVANIA COMMUNITY SERVICES, INC. (Pennsylvania corporation)

58.                               REM RAMSEY, INC. (Minnesota corporation)

59.                               REM RIVER BLUFFS, INC. (Minnesota corporation)

60.                               REM SILS OF IOWA, INC. (Iowa corporation)

61.                               REM SOUTH CENTRAL SERVICES, INC. (Minnesota corporation)

62.                               REM SOUTHWEST SERVICES, INC. (Minnesota corporation)

63.                               REM UTAH, INC. (Utah corporation)

64.                               REM WEST VIRGINIA, INC. (West Virginia corporation)

65.                               REM WISCONSIN, INC. (Wisconsin corporation)

66.                               REM WISCONSIN II, INC. (Wisconsin corporation)

67.                               REM WISCONSIN III, INC. (Wisconsin corporation)

68.                               REM WOODVALE, INC. (Minnesota corporation)

EXHIBIT A

FORM OF REGISTRATION RIGHTS AGREEMENT

A-1

EXHIBIT B-1

FORM OF OPINION OF COUNSEL FOR THE COMPANY

B-1-1

EXHIBIT B-2

FORM OF LOCAL COUNSEL OPINION

B-2-1

EXHIBIT C

FORM OF OPINION OF REGULATORY COUNSEL FOR THE COMPANY

C-1

TERMS AND CONDITIONS OF OFFERS AND SALES

Resale Pursuant to Regulation S.

The Initial Purchasers understand that:

(a)           The Initial Purchasers agree that they have not offered or sold and will not offer or sell the Securities in the United States or to, or for the benefit or account of, a U.S. Person (other than a distributor), in each case, as defined in Rule 902 under the Securities Act (i) as part of its distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities pursuant hereto and the Closing Date, other than in accordance with Regulation S of the Securities Act or another exemption from the registration requirements of the Securities Act.  Such Initial Purchasers agree that, during such 40-day restricted period, they will not cause any advertisement with respect to the Securities (including any “tombstone” advertisement) to be published in any newspaper or periodical or posted in any public place and will not issue any circular relating to the Securities, except such advertisements as permitted by and include the statements required by Regulation S.

(b)           The Initial Purchasers agree that, at or prior to confirmation of a sale of Securities by them to any distributor, dealer or person receiving a selling concession, fee or other remuneration during the 40-day restricted period referred to in Rule 903(c)(3) under the Securities Act, they will send to such distributor, dealer or person receiving a selling concession, fee or other remuneration a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of your distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, except in either case in accordance with Regulation S under the Securities Act (or Rule 144A or to Accredited Institutions in transactions that are exempt from the registration requirements of the Securities Act), and in connection with any subsequent sale by you of the Notes covered hereby in reliance on Regulation S during the period referred to above to any distributor, dealer or person receiving a selling concession, fee or other remuneration, you must deliver a notice to substantially the foregoing effect.  Terms used above have the meanings assigned to them in Regulation S.”

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